UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 10, 2008

__________

Z TRIM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Illinois	000-27841	22-3768777
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

1011 Campus Drive Mundelein, IL 60060 (Address of principal executive offices)		60060 (Zip code)

Registrant’s telephone number, including area code: (847) 549-6002

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                       Departure of Certain Officers; Appointment of Certain Officers.

On January 10, 2008, Z Trim Holdings, Inc. (the “Company”) entered into a Separation and Release Agreement with Alan Orlowsky pursuant to which his employment as the Company’s Chief Financial Officer will be terminated as of January 14, 2008.  Pursuant to the Separation and Release Agreement, Mr. Orlowsky will receive (i) a lump-sum severance payment equal to six weeks salary; and (ii) full vesting for 250,000 stock options not previously vested.  The Separation and Release Agreement contains a mutual release of claims for the term of his employment.

The Board of Directors of the Company has appointed General Counsel Brian Chaiken as interim Chief Financial Officer.  Mr. Chaiken, age 36, joined the Company in 2006.  Mr. Chaiken possesses a Bachelor’s degree in Accounting from the University of Illinois, and has passed the C.P.A. examination.  He obtained his law degree from DePaul University, and is licensed to practice law in the states of Illinois and Florida.  Mr. Chaiken has been practicing law for over 11 years in various capacities, both for law firms and as in-house counsel.  Before joining Z Trim, Mr. Chaiken was the General Counsel for a telecommunications company, overseeing a staff of ten legal personnel, including six attorneys.

Item 7.01                       Regulation FD Disclosure

On January 11, 2008, the Company issued a press release reporting the matters described herein.  A copy of the press release is attached hereto as Exhibit 99.

Item 9.01.                                 Financial Statements and Exhibits.

(d)            Exhibits.

No.	Description

99	Press Release dated January 11, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Z TRIM HOLDINGS, INC.

January 11, 2008	By:	/s/ Steven J. Cohen
Steven J. Cohen
President

INDEX TO EXHIBITS

No.	Description

99	Press Release dated January 11, 2008

4